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                                   FORM 8-K

                        SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): February 2, 1995

                          THE CHICAGO DOCK AND CANAL TRUST
                 ----------------------------------------------------
                (Exact name of registrant as specified in its charter)


ILLINOIS                           0-13804                         36-2476640
- - ------------------------         -----------                      ------------
(State of Incorporation)         (Commission                      (IRS Employer
                                 File Number)                Identification No.)

455 EAST ILLINOIS STREET, SUITE 565
     CHICAGO, ILLINOIS                                           60611
- - ---------------------------------------                         --------
(Address of principal executive offices)                       (Zip Code)

                                (312) 467-1870
               (Registrant's telephone number, including area code)


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ITEM 5.   OTHER EVENTS.

      On February 2, 1995, the Trust issued a press release, a copy of which is attached.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   THE CHICAGO DOCK AND CANAL TRUST
                                   --------------------------------
                                      (Registrant)






                                   By:  /s/ David R. Tinkham
                                      --------------------------------
                                      David R. Tinkham, Vice President

Dated:    February 3, 1995
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FROM:     MARCY MONYEK AND ASSOCIATES   FOR: THE CHICAGO DOCK AND CANAL TRUST
          55 West Wacker Drive               455 East Illinois Street
          Chicago, Illinois  60601           Chicago, Illinois  60611
          312/263-2135                       312/467-1870
Contact:  Laura Cain                    Contact:  David R. Tinkham

                                        FOR IMMEDIATE RELEASE

                 THE CHICAGO DOCK AND CANAL TRUST (NASDAQ/DOCKS)
                COMPLETES SALE OF LAND FOR PERFORMING ARTS THEATER


 CHICAGO, February 2, 1995 -- The Chicago Dock and Canal Trust and the Chicago Music and Dance Theater, Inc. have completed the sale of a parcel of land located in Cityfront Center which will be the site of a new 1,500 seat performing arts theater. The Trust and the Theater recently reached agreement on the key issues regarding the design and location of the building, paving the way for construction of the theater.

      "We are very excited about the impending arrival of the Chicago Music and Dance Theater to Cityfront Center" said Charles R. Gardner, president of the Trust. "Its location in Cityfront Center is ideal for the theater and its patrons. It is easily accessable, adjacent to existing parking and surrounded by excellent restaurants and hotels. The theater adds yet another amenity to what is already the most desirable location in Chicago."

      The Chicago Music and Dance Theater is continuing its fund raising campaign for the theater, having secured commitments in excess of $20 million out of the total $33 million project budget.

      "We are pleased with our success in securing pledges for this most needed theater," said Sandra Guthman, chair of the board of the Chicago Music and Dance Theater. "We believe the completion of this facility will enhance the financial and artistic viability of the music and dance companies who will perform at the
theater.   Our current schedule is to break ground in late 1995 and open in
1997."

      Cityfront Center, an established mixed-use development located on prime, downtown Chicago lakefront land, is The Chicago Dock and Canal Trust's primary real estate investment. Within the


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development, the Trust owns the land under the 1,200 room Sheraton Chicago Hotel and Towers and approximately 14 acres of land to be developed. It also owns the Midrise portion of Cityfront Place (a 904-unit residential complex) and one-third of the partnership which owns the Highrise portion.

      The Chicago Dock and Canal Trust is a real estate investment trust engaged primarily in the business of acquiring and holding real estate and interests in real estate for investment.

      Formed in 1962, the Trust is successor to The Chicago Dock and Canal Company which was founded in 1857 by Chicago's first mayor, William Ogden. The Chicago Dock and Canal Trust is traded on NASDAQ under the trading symbol DOCKS.


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